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                                                                     EXHIBIT 3.1

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                      TODCO

                        Under Sections 242 and 245 of the
                        Delaware General Corporation Law

                  TODCO (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

                  1. The current name of the Corporation is TODCO. The name under which the Corporation was originally incorporated was R&B&F Corporation. The original Certificate of Incorporation of the Corporation (as heretofore amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on July 7, 1997. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 23, 1997. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 27, 2001. On December 13, 2002, the Corporation changed its name from R&B Falcon Corporation to TODCO.

                  2. The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendments to the Certificate of Incorporation this Third Amended and Restated Certificate of Incorporation is effecting, and the Corporation's sole stockholder has duly adopted those amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

                  3. The Certificate of Incorporation is hereby superseded by this Third Amended and Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

                  4. Immediately upon the effectiveness of this Third Amended and Restated Certificate of Incorporation, each share of common stock of the Corporation issued and outstanding immediately prior to such effectiveness (including shares held in the treasury of the Corporation) shall be reclassified and changed, ipso facto, and without any other action on the part of the holder thereof, into [ ] shares of Class B Common Stock.

                  5. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows (hereinafter, this Third Amended and Restated Certificate of Incorporation, as it may be further amended (including any Certificate of Designation with
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respect to any Preferred Stock) or restated from time to time, is referred to as this "Third Amended and Restated Certificate of Incorporation").

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             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                  FIRST: The name of the Corporation is TODCO (hereinafter, the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Corporation at such address is The Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                  FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is [ ], of which (i) [ ] shares are classified as Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and [ ] shares are classified as Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), and [ ] shares are classified as preferred stock, par value $0.01 per share ("Preferred Stock").

                  The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                  The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock:

                          DIVISION A. PREFERRED STOCK

                  The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporated in a certificate of designations filed with the Secretary of State of the State of Delaware, the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each series of Preferred Stock, to the extent not provided for in this Third Amended and Restated Certificate of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then outstanding. The authority of the Board of Directors with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (1) the distinctive designation and number of shares of that series;

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                  (2)      the rate of dividends (or the method of calculation
thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

                  (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

                  (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                  (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

                  (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                  (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

                  (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                  (10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

                  (11) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

                  Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Third Amended and Restated Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Third Amended and Restated Certificate of

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Incorporation. Except as applicable law or this Third Amended and Restated
Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                  Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

                            DIVISION B. COMMON STOCK

                  Except as otherwise set forth in this Division B, the relative powers, preferences, rights, qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

         1.       Dividends

                  Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Third Amended and Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

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         2.       Distribution of Assets

                  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (B)(2), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         3.       Reorganization, Consolidation or Certain Mergers

                  Except as shall otherwise be approved by a majority of the votes entitled to be cast by the holders of each class of Common Stock voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or other entities or a merger of the Corporation with another corporation or other entity in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

         4.       Voting Rights

                  (A) In connection with the election of directors and all other matters submitted to a vote of stockholders at any meeting of the stockholders of the Corporation, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Third Amended and Restated Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights that may be granted to holders of Preferred Stock, on all

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matters submitted to a vote of stockholders of the Corporation. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares of such series then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Class A Common Stock or the Class B Common Stock and the holders of any other shares entitled to vote thereon. Notwithstanding any other provision of this Third Amended and Restated Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences or rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

                  (B) Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Third Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of the holders of shares representing a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (B)(4)(A) above); provided, however, that with respect to any proposed amendment of this Third Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of the holders of shares representing a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be required in addition to the approval of the holders of shares representing a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. From and after the Trigger Date (as defined in paragraph (2) of Article FIFTH), the affirmative vote of the holders of shares representing not less than (x) sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIFTH or Article SIXTH or any provision of this paragraph (B)(4)(B) and
(y) eighty percent (80%) of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Article EIGHTH. "Voting Stock" shall mean the then outstanding shares of capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages. To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or rights of the shares of Class A Common Stock or Class B Common Stock.

                  (C) Every reference in this Third Amended and Restated Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock, Common Stock, Class A Common Stock or Class B Common

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Stock, shall refer to such majority or other proportion of the votes to which such shares of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock are entitled.

   DIVISION C. OTHER PROVISIONS APPLICABLE TO THE CORPORATION'S CAPITAL STOCK

         1.       Preemptive Rights

                  No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

         2.       Conversion of Class B Common Stock

                  (A) Prior to the date on which shares of Class B Common Stock are transferred to stockholders of Transocean in a Tax-Free Spin-Off (as defined in paragraph (C)(2)(B) below), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock including for the purpose of the sale or other disposition of such shares of Class A Common Stock, and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.

                  (B) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by a Transocean Company. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (i) in any transfer effected in connection with a distribution of Class B Common Stock to stockholders of Transocean in a transaction (including any distribution in exchange for shares of capital stock or other securities of Transocean) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off") or (ii) in any transfer after a Tax-Free Spin-Off. For purposes of this section (C)(2), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first

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transferred to stockholders of Transocean following receipt of an affidavit described in clause (iv) of the first sentence of paragraph (C)(2)(D) below. For purposes of this section (C)(2), each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association, or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his or her representative capacity as guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

                  For purposes of this Third Amended and Restated Certificate of
Incorporation:

                  (i) "Transocean" shall mean Transocean Inc., a company organized under the laws of the Cayman Islands, and all its successors by way of merger, consolidation or sale of all or substantially all of its assets;

                  (ii) "Subsidiary" shall mean, as to any person or entity, a corporation, partnership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar voting interests;

                  (iii) "Transocean Company" shall mean Transocean or any of its Subsidiaries, but shall not include the Corporation and its Subsidiaries; and

                  (iv) "affiliate" and "beneficial ownership" shall have the respective meanings given to such terms in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  Provided that a Tax-Free Spin-Off has not previously occurred, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the later of (x) the date on which the outstanding shares of Class B Common Stock owned by all Transocean Companies represent less than eighty percent (80%) of the votes entitled to be cast by the holders of the Voting Stock and (y) the second anniversary of the closing date of the Corporation's initial public offering following the filing of this Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

                  The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                  (i)      the automatic conversion date;

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                  (ii)     that all outstanding shares of Class B Common Stock
         are automatically converted; and

                  (iii) the place or places where certificates for such shares may be surrendered in exchange for certificates representing Class A Common Stock.

                  Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (C)(2)(F) below.

                  (C) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the qualifications of paragraph (C)(2)(D) below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock, including for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person as provided in paragraph
(C)(2)(A) above. Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation that are reclassified into shares of Class B Common Stock as provided in paragraph 4 of this Third Amended and Restated Certificate of Incorporation, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer that meets the qualifications set forth in paragraph (C)(2)(D) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                  Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                  (D) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                  (i) an affidavit from Transocean stating that such certificate is being presented to effect a transfer by Transocean of such shares to a Subsidiary of Transocean; or

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                  (ii)     an affidavit from Transocean stating that such
         certificate is being presented to effect a transfer by any Subsidiary of Transocean of such shares to Transocean or another Subsidiary of Transocean;

                  (iii) an affidavit from Transocean stating that such certificate is being presented to effect a transfer by Transocean or any Subsidiary of Transocean of such shares to a person or entity that is not Transocean or a Subsidiary of Transocean and after such transfer Transocean will beneficially own such shares; or

                  (iv) an affidavit from Transocean stating that such certificate is being presented to effect a transfer by Transocean of such shares to the shareholders of Transocean in connection with a Tax-Free Spin-Off.

                  Each affidavit of a record holder furnished pursuant to this paragraph (C)(2)(D) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                  If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a person who receives such shares in connection with a transfer that does not meet the qualifications set forth in this paragraph (C)(2)(D), then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                  If such shares of Class B Common Stock shall improperly have been registered in the name of a person not meeting the qualifications set forth in this paragraph (C)(2)(D) (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (a) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (b) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion, and (c) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                  In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for

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transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of this section (C)(2), or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation may take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions. Prior to the occurrence of a Tax-Free Spin-Off, no transfer of title to shares of Class B Common Stock to a pledgee or other person (other than a Transocean Company) may occur without compliance with the foregoing provisions of this paragraph (C)(2)(D).

                  (E) Prior to the occurrence of a Tax-Free Spin-Off, every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

                  "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph (C)(2)(D) of Article FOURTH of the Third Amended and Restated Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (C)(2)(D) of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at such time and in the manner set forth in said Article FOURTH of the Third Amended and Restated Certificate of Incorporation convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                  Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (C)(2)(E).

                  (F) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this section
(C)(2), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                  (G) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this section (C)(2), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                  The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                  (H) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this section (C)(2), or in connection with the making of any determination referred to in this section (C)(2):

                  (i) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (C)(2)(D) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                  (ii) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                  (I) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this section (C)(2), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (J) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Third Amended and Restated Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by applicable law.

                  (K) No stockholder shall be entitled to exercise any right of cumulative voting.

                  FIFTH: (1) Directors.

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Third Amended and Restated Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Third Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

                  (2)      Number, Election and Terms of Directors.

                  The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one or more than 12, plus that number of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Third Amended and Restated Certificate of Incorporation or the Board of Directors' resolution providing for the establishment of any series of Preferred Stock. Prior to the date on which the Transocean Companies shall first cease to own, either directly or indirectly, shares representing at least a majority of the votes entitled to be cast by the holders of the Voting Stock (such date hereinafter referred to as the "Trigger Date"), each director shall serve for a term ending on the next annual meeting and, notwithstanding the foregoing, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Effective upon and commencing as of the Trigger Date, the directors, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Third Amended and Restated Certificate of Incorporation or the Board of Directors' resolution providing for the establishment of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which that director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. To the extent practicable, the determination of which directors shall initially serve in which class shall be made by the Board of Directors prior to the Trigger Date; if no such determination has been made by such date, however, the determination will be made by the Board of Directors as soon as practicable after the Trigger Date.

                  At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

                  In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

                  Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                  (3)      Removal of Directors.

                  Prior to the Trigger Date, any director of the Corporation or the entire Board of Directors may be removed from office as a director with or without cause by vote or other action of the holders of shares representing a majority of the votes entitled to be cast by the holders of the Voting Stock. Effective upon and commencing as of the Trigger Date, no director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of the Voting Stock. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Third Amended and Restated Certificate of Incorporation or the Board of Directors' resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Third Amended and Restated Certificate of Incorporation or that Board of Directors' resolution. The foregoing provisions are subject to the terms of any Preferred Stock with respect to the directors to be elected solely by the holders of such Preferred Stock.

                  (4)      Vacancies.

                  Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The foregoing provisions are subject to the terms of any Preferred Stock with respect to the directors to be elected solely by the holders of such Preferred Stock.

                  (5)      Amendment of This Article FIFTH.

                  Effective upon and commencing as of the Trigger Date, in addition to any other affirmative vote required by applicable law, this Article FIFTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of the Voting Stock.

                  SIXTH: (1) Action by Written Consent; Special Meetings.

                  Prior to the Trigger Date, any action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless otherwise provided by the DGCL, or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, effective upon and commencing as of the Trigger Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied. Unless otherwise provided by the DGCL, or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, the President and Chief Executive Officer of the Corporation, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors or a Transocean Company if it is a stockholder of the Corporation and the outstanding shares of Common Stock owned by the Transocean Companies represent at least fifteen percent (15%) of the votes entitled to be cast by the holders of the Voting Stock, and no such special meeting may be called by any other person or persons.

                  (2)      Amendment of This Article SIXTH.

                  Effective upon and commencing as of the Trigger Date, in addition to any other affirmative vote required by applicable law, this Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of shares representing at least sixty-six and two-thirds percent
(66 2/3%) of the votes entitled to be cast by the holders of the Voting Stock.

                  SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of such a director (1) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: (1) Certain Acknowledgments.

                  In recognition and anticipation (i) that the Corporation may cease to be a wholly owned Subsidiary of Transocean Inc. or any affiliate, associate or successor thereof (collectively, "Transocean") and that Transocean may be a stockholder of the Corporation, (ii) that directors, officers and/or employees of Transocean or of Affiliated Companies (as defined below) of Transocean may serve as directors and/or officers of the Corporation, (iii) that Transocean and its Affiliated Companies may engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation and its Affiliated Companies, directly or indirectly, may engage and/or other business activities, in each case that may overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and that Transocean and its Affiliated Companies may compete with the Corporation in any of such business lines and/or business activities, (iv) that Transocean and its Affiliated Companies may have an interest in the same areas of corporate opportunity as the Corporation and its Affiliated Companies, (v) that Transocean and its Affiliated Companies may engage in material business transactions with the Corporation and its Affiliated Companies, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Transocean and its Affiliated Companies, and the duties of any directors or officers of the Corporation who are also directors, officers or employees of Transocean or its Affiliated Companies, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and its Affiliated Companies, on the one hand, and Transocean and its Affiliated Companies, on the other hand, and in recognition of the benefits to be derived by the Corporation through its continual contractual, corporate and business relations with Transocean (including possible service of officers, directors and employees of Transocean as officers, directors and employees of the Corporation), the provisions of this Article EIGHTH shall to the fullest extent permitted by law regulate and define the conduct of certain of the businesses and affairs of the Corporation in relation to Transocean and its Affiliated Companies and the conduct of certain affairs of the Corporation as they may involve Transocean and its officers, directors and employees, and the power, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

                  (2) Certain Agreements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers.

                  The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Transocean or its Affiliated Companies pursuant to which the Corporation or its Affiliated Company, on the one hand, and Transocean or its Affiliated Company, on the other hand, agree to engage in transactions of any kind or nature with each other or with their Affiliated Companies and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to paragraph (4) of this Article EIGHTH, no such agreement, or the performance thereof by the Corporation or Transocean, or any of their Affiliated Companies, shall to the fullest extent permitted by law be considered contrary to (i) any fiduciary duty that Transocean or any of its Affiliated Companies may owe to the Corporation or any of its Affiliated Companies or to any stockholder or other owner of an equity interest in the Corporation or any of its Affiliated Companies by reason of Transocean or any of its Affiliated Companies being a controlling or significant stockholder of the Corporation or any of its Affiliated Companies or participating in the control of the Corporation or of any of its Affiliated Companies or (ii) any fiduciary duty of any director or officer of the Corporation or of any of its Affiliated Companies who is also a director, officer or employee of Transocean or any of its Affiliated Companies to the Corporation or such Affiliated Company, or to any stockholder thereof. Subject to paragraph (4) of this Article EIGHTH, to the fullest extent permitted by law, neither Transocean nor any of its Affiliated Companies, as a stockholder of the Corporation or any of its Affiliated Companies, or participant in control of the Corporation or any of its Affiliated Companies, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above, and no director, officer or employee of the Corporation who is also a director, officer or employee of Transocean or any of its Affiliated Companies shall have or be under any fiduciary duty to the Corporation or any of its Affiliated Companies, to refrain from acting on behalf of the Corporation or any of its Affiliated Companies or of Transocean or any of its Affiliated Companies in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

                  (3)      Similar Activities or Lines of Business.

                  Except as otherwise agreed in writing between the Corporation and Transocean, Transocean shall to the fullest extent permitted by law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation (and/or its Affiliated Companies) and (ii) doing business with any client, customer or vendor of the Corporation (and/or its Affiliated Companies), and neither Transocean nor any officer, director or employee thereof (except as provided in paragraph (4) of this Article EIGHTH) shall to the fullest extent permitted by law be deemed to have breached its or his fiduciary duties, if any, to the Corporation by reason of Transocean's engaging in any such activity. In the event that Transocean acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation (and/or its Affiliated Companies) and Transocean, Transocean shall to the fullest extent permitted by law have fully satisfied and fulfilled its fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces its interest in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its Affiliated Companies, if Transocean acts in a manner consistent with the following policy: a corporate opportunity offered to Transocean shall belong to Transocean, unless such opportunity was expressly offered in writing to Transocean solely in its capacity as a stockholder of the Corporation. In the case of any corporate opportunity in which the Corporation has renounced its interest in the previous sentence, Transocean shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Transocean acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.

                  (4)      Duties of Directors of the Corporation.

                  In the event that a director or officer of the Corporation who is also a director, officer or employee of Transocean acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation (and/or its Affiliated Companies) and Transocean, such director or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces its interest in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its Affiliated Companies, if such director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is an officer or director of the Corporation, and who is also an officer, director or employee of Transocean, shall belong to Transocean, unless such opportunity was expressly offered in writing to such person solely in his or her capacity as a director or officer of the Corporation. In the case of any corporate opportunity in which the Corporation has renounced its interest in the previous sentence, such director or officer shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a director or officer of the Corporation by reason of the fact that Transocean acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.

                  (5)      Certain Definitions.

                  For purposes of this Article EIGHTH, "Affiliated Company" shall mean in respect of Transocean or any entity which is controlled by Transocean, controls Transocean or is under common control with Transocean (other than the Corporation and any entity that is controlled by the Corporation) and in respect of the Corporation shall mean any entity controlled by the Corporation.

                  (6)      Amendment of This Article EIGHTH.

                  Effective upon and commencing as of the Trigger Date, notwithstanding anything to the contrary elsewhere contained in this Third Amended and Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of voting stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

                  NINTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or its securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the rights agreement, rights certificates and other contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

                  (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights;

                  (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation;

                  (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, any shareholder's becoming the beneficial owner of more than a specified percentage of one or more classes or series of the outstanding securities of the Corporation, other changes in ownership of the Corporation's securities or a reorganization, merger, consolidation, share exchange, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights;

                  (d) Provisions that deny the holder of a specified percentage of one or more classes or series of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void;

                  (e) Provisions that permit the Corporation to redeem or amend the Rights;

                  (f) Provisions that allow the Corporation to exchange its securities or property for the Rights;

                  (g) Provisions which restrict specified actions or determinations with respect to the Rights to be made by only specified directors of the Corporation, among which limitations as to directors may be a limitation that actions or determination only be taken or made by a "continuing" member of the Board of Directors, while such person is a member of the Board of Directors who is not the owner of a specified percentage of securities, or an affiliate or associate of such an owner, or a nominee or representative of such an owner or of any such affiliate or associate, if (i) such person was a member of the Board of Directors prior to the time a person becomes such an owner or (ii) such owner's nomination for election or election to the Board of Directors is recommended or approved by a majority of such then "continuing" members of the Board;

                  (h) The appointment of a Rights Agent with respect to the Rights; and

                  (i) Such other provisions relating to the Rights as may be determined by the Board of Directors.

                  TENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. In addition to any other affirmative vote required by applicable law, this Article TENTH may not be amended, modified or repealed except by the affirmative vote of the holders of shares representing at least eighty percent (80%) of the votes entitled to be cast by the holders of the Voting Stock.

                  ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this [ ] day of [ ], 2003.

                                             TODCO

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                             Attest: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                       23